UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

INOVIO BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11494 Sorrento Valley Road San Diego, California		92121-1318
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 597-6006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 29, 2009, Inovio Biomedical Corporation (the “Company”) entered into a securities purchase agreement with certain institutional investors relating to the sale and issuance by the Company of (a) 11,111,110 shares of the Company’s common stock and (b) warrants to purchase a total of 2,777,776 shares of the Company’s common stock with an exercise price of $3.50 per share, for an aggregate purchase price of approximately $30 million.  The warrants will be exercisable beginning six months after issuance and will expire six months from the date they are first exercisable. The shares of common stock and warrants will be sold in units, consisting of one share of common stock and a warrant to purchase 0.25 of a share of common stock, at a purchase price of $2.70 per unit.  The closing of the offering is expected to take place on August 3, 2009, subject to the satisfaction of customary closing conditions.

The Company has entered into a placement agency agreement with Rodman & Renshaw, LLP (the “Placement Agent”) pursuant to which the Company will pay the Placement Agent a fee equal to 5% of the gross proceeds from the offering and an additional 5% of the aggregate exercise price the Company receives from the exercise of the warrants, if and when the warrants are exercised.  In addition, the Company has agreed to issue to the Placement Agent a warrant to purchase the number of shares of common stock equal to 3% of the aggregate shares of common stock sold in this offering at an exercise price of $3.375 per share of common stock.  The warrants will be exercisable beginning six months after issuance and will expire on July 1, 2014.

The Company is offering the shares of common stock and the warrants pursuant to a prospectus supplement which will be filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3, as amended (File No. 333-160123), which was declared effective by the Securities and Exchange Commission on July 1, 2009.  A copy of the opinion of Morrison & Foerster LLP relating to the legality of the issuance and sale of the common stock and warrants in the offering is attached as Exhibit 5.1 hereto.

A copy of the form of warrant, placement agency agreement and form of securities purchase agreement are attached as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.  On July 30, 2009, the Company issued a press release announcing the offering.  A copy of the press release is attached as Exhibit 99.1 hereto.  The foregoing descriptions of the placement agency agreement, form of warrant and form of securities purchase agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant
5.1	Opinion of Morrison & Foerster LLP
10.1	Placement Agency Agreement dated July 29, 2009 by and between the Company and Rodman & Renshaw, LLP
10.2	Form of Securities Purchase Agreement
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
99.1	Press Release dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer

EXHIBIT INDEX

4.1	Form of Warrant
5.1	Opinion of Morrison & Foerster LLP
10.1	Placement Agency Agreement dated July 29, 2009 by and between the Company and Rodman & Renshaw, LLP
10.2	Form of Securities Purchase Agreement
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
99.1	Press Release dated July 30, 2009